Exhibit 99

REPORT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF WARREN

We have audited the accompanying statements of financial condition of First Federal Savings and Loan Association of Warren as of June 30, 1997 and 1996 and the related statements of income, retained earnings and cash flows, for the years then ended. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings and Loan Association of Warren as of June 30, 1997 and 1996, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



Warren, Ohio
September 9, 1997                        Packer, Thomas & Co.